Exhibit 32.1

Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

I, Deanna D. Strable-Soethout, Chair, President and Chief Executive Officer of Principal Financial Group, Inc., certify that (i) the Form 10-Q for the period ended June 30, 2026, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q for the period ended June 30, 2026, fairly presents, in all material respects, the financial condition and results of operations of Principal Financial Group, Inc.

/s/ Deanna D. Strable-Soethout
Deanna D. Strable-Soethout
Chair, President and Chief Executive Officer
Date: July 29, 2026